UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 9, 2013
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Bagby Street
Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2013 the board of directors of Rosetta Resources Inc. (the “Company”) appointed Holli C. Ladhani to be a member of the board of directors of the Company, which brings the total number of directors of the Company to eight.  There is no arrangement or understanding between Ms. Ladhani and any other person pursuant to which Ms. Ladhani was selected to serve as a member of the board of directors for the Company.

In addition to serving on the board of directors, Ms. Ladhani will serve as a member of the Audit Committee.  Ms. Ladhani qualifies as an “independent” director, and her appointment to the above committees is in accordance with the standards promulgated by the NASDAQ Global Select Market and by the Securities and Exchange Commission.

In connection with her appointment to the board of directors, Ms. Ladhani will receive a grant of 1,409 shares of restricted common stock.  In addition, Ms. Ladhani may elect to receive shares of Rosetta common stock in lieu of cash Board retainer fees.  Each of these grants is issued under Rosetta’s Amended and Restated 2013 Long-Term Incentive Plan.  Ms. Ladhani is also eligible for the regular compensation paid by the Company to a non-employee director, which will be prorated during her initial term.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer